UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ACE Limited

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ACE Limited 2010 Proxy Statement Long-Term Incentive Plan Amendment Agenda Item No. 8 May 6, 2010

What is Agenda Item No. 8 Asking
Shareholders to Vote On?

The primary effects of the amendment to the ACE Limited 2004
Long-Term Incentive Plan, or LTIP, would be:
11.6 million share increase to the total shares
available
for issuance under the terms of the LTIP
6.0 million share increase to the “sublimit”
of shares
available for issuance as “full value awards” (as defined in the LTIP, e.g., restricted stock grants and restricted stock units, as opposed to options)
Total potential dilution of approx. 7.3%, including current
overhang
below insurance industry averages (11.3-15.4%)
and RiskMetrics Group growth company threshold
(10%)
counts new shares requested and current remaining
pool and outstanding awards

What Would be the Practical Impact of
the LTIP Amendment?
The LTIP Amendment would give the ACE Board discretion
to grant awards/shares under the LTIP in the future
This share pool increase would allow approximately 3 years
of awards following shareholder approval before a further
shareholder vote would be required
This 3-year estimate is based on assumed annual grants
consistent with past practice
as adjusted to reflect
company growth and other factors

What are the Benefits of the LTIP
Amendment?
Equity compensation has always been an important component
of executive and employee compensation at ACE.  Equity
compensation aligns employee compensation with shareholder
interests and it properly defers value to the medium- or long-
term.
Authorizing the LTIP share increase will provide the ACE Board with a valuable tool to:
Attract
and
retain
employees
Motivate
employees to
achieve long-range goals
Provide incentive compensation opportunities
competitive
with ACE’s peers
Adapt
to continued evolution of executive and employee
compensation practices worldwide
Account for the continued
growth
of the company and its
employee base

Advantages
of a 3-Year Time Horizon
Provides sufficient LTIP share replenishment to maintain a
clear, stable plan
to manage participants’ expectations
Allows for
continued and consistent use of equity
as a
compensation tool aligned with best practices
Encourages
shareholder value creation
by reinforcing with
ACE employees the clear message that good financial
performance is fairly rewarded

Are there Safeguards Against Improper
or Excessive Equity Compensation?
Equity awards have been, and will be, reasonably stable and
based on performance factors set forth in the company’s proxy statement
LTIP includes caps and limitations on annual grants to
individuals
LTIP prohibits:
Option repricing
Below grant date fair market value option exercise prices
LTIP includes minimum vesting provisions for restricted share grants
ACE complies with NYSE/SEC stock plan requirements
ACE’s annual proxy fully discloses executive grants and
compensation practices
ACE’s SEC reports quantify/disclose executive and equity
compensation expenses

What Metrics are Important to Consider?
Third party proxy advisory firms have analyzed the proposed
LTIP amendment using various historical and other metrics
These metrics tend to bias strongly in favor of a constant
need to replenish = unreliability, instability and a short-
term focus
These metrics do not incorporate ACE’s positive financial
performance trends and averages
ACE’s equity awards are strongly linked to the company’s
financial results
ACE believes its historical equity award practices directly
contribute to successful financial performance, and that
ACE’s financial performance and strength give rationale to
historical and anticipated LTIP grant levels

What Metrics are Important to Consider?
Equity represents a significant percentage of senior executive compensation in the company:
Equity as % of Compensation
CEO 64%
NEO 55%
Equity grants/types are in line with relevant best practices:
50% of CEO restricted shares are performance based
33% of NEO restricted shares are performance based
Performance metrics are published annually
Mix of options, restricted grants, performance shares protect against management focus on attaining single compensation
goal

ACE Financial Performance
ACE has established a strong track record of financial
performance benefiting its
shareholders.
Over the past 5
years:
Operating income has grown at a compound annual rate
of 22.5%
Shareholders’ equity has grown 14.8% while the
average return on equity has been 15.7%, an efficient
use of the company’s capital
Book value and tangible book value has grown at a
compound annual rate of 15% and 17%, respectively
Book value per share and tangible book value per share
have increased 12% and 15%, respectively

Burn Rate Reports
ACE historical “burn rate” as published by proxy advisory
firms RiskMetrics Group (RMG) and Glass Lewis shows
modest outlay of shares to plan participants

ACE’s burn rate equals Glass
Lewis 1.2% peer grp. median %
N/A 1.2 Glass Lewis
ACE “passes” the RMG burn
rate test (2.31% industry
threshold), and is below the
RMG “de minimis” level
(2.00%)
1.82 1.18 RMG
Notes
ACE 3-year adjusted**
burn rate %
ACE 3-year
burn rate %*
Firm
*ACE is in general agreement with basic burn rate analysis
**RMG’s proprietary model applies a multiple to “full value awards”

Dilution Reports
ACE dilution from LTIP is modest compared to peers, as
reported by RMG and Glass Lewis

Glass Lewis calculation
includes ACE’s Employee
Stock Purchase Plan; but
these shares are purchased,
not awarded
15.4% 9.1% Glass Lewis
ACE is also below RMG’s
“growth company” threshold
of 10.0%
11.34% 7.9% RMG
Notes
Peer Average*
Reported ACE
Dilution % Firm
*The organizations compile peer group calculations differently
RMG calculation is LTIP-specific.  Updated calculations based on
2/28/10 data in Proxy Statement equate to 7.3% dilution

Additional information
ACE Limited filed a definitive proxy statement with the SEC on April 5, 2010
(the “Proxy Statement”) in connection with its upcoming 2010 Annual
General Meeting scheduled for May 19, 2010.  This presentation is intended to provide additional information solely with respect to Agenda Item No. 8 described in the Proxy Statement.
This document is not a substitute for the Proxy Statement or any other documents ACE has filed or will file with the SEC. Shareholders are urged to read the Proxy Statement in its entirety.  The Proxy Statement is, and other documents filed or to be filed by ACE with the SEC are or will be, available free of charge at the SEC’s Web site (www.sec.gov) or from Investor
Relations, ACE Limited, 17 Woodbourne Avenue, Hamilton, HM 08,
Bermuda, Telephone: (441) 299-9283.
ACE and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies. Information regarding
ACE’s directors and executive officers and their interests is available in the definitive proxy statement and the other relevant documents filed with the
SEC.